UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2015 (January 23, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to report certain recent acquisitions of leasehold acreage in the total amount of approximately 2,665 gross (2,665 net) acres located in the State of Ohio by the Company’s wholly-owned subsidiary, Triad Hunter, LLC (“Triad”), and to provide an update on certain of its Marcellus Shale wells.

Acquisition of Leasehold Acreage

As previously reported by the Company, in June 2013, Triad entered into an Asset Purchase Agreement (the “APA”) with MNW Energy, LLC (“MNW”), which provided for the sale by MNW to Triad of a total of approximately 32,000 net leasehold acres located in Washington, Noble and Monroe Counties, Ohio, via staggered closings once clear title was completed.  On January 14, 2015, pursuant to the APA, Triad acquired certain oil and gas leases from MNW covering a total of approximately 2,665 gross (2,665 net) leasehold acres located in Washington County, Ohio, for an aggregate purchase price of approximately $11.7 million (approximately $4,400 average per net leasehold acre).  To date, under the APA, Triad has now acquired a total of approximately 25,820 net leasehold acres from MNW, or approximately 80% of the approximately 32,000 total net leasehold acres anticipated under the APA.

Following these recent leasehold acquisitions, Triad now owns approximately 90,602 gross (79,933 net) leasehold acres in the Marcellus Shale and approximately 139,339 gross (128,094 net) leasehold acres in the Utica Shale, located in Ohio and West Virginia.

Certain Marcellus Shale Wells

As previously reported by the Company, the Company has drilled, cased, successfully fraced and tested six Marcellus Shale wells (the Roger Weese #1001, #1003 and #1110 and the Everett Weese #1107, #1108 and #1109) on its two Weese Pads (i.e., the Roger Weese Pad and the Everett Weese Pad) located in Tyler County, West Virginia. The Company holds a 100% working interest in each of these six wells. These six wells were shut in during July 2014 pending additional pad development, but were put back on production and returned to sales in late December 2014.  The Company realized an approximately 25% to 35% average increase in production from these wells for the period following their return to production in late December 2014 compared to production during the month preceding the July 2014 shut in.

The Company recently completed two new 100% owned Marcellus Shale wells (the Everett Weese #1414 and #1415) on its Everett Weese Pad located in Tyler County, West Virginia. The Everett Weese #1414 was drilled and cased to an average true vertical depth of 6,390 feet with a 5,905 foot horizontal lateral, and successfully fraced with 29 stages. This well tested at a peak rate of 17,842 MMcfe of natural gas per day (approximately 22% condensate and approximately 18% NGL) on an adjustable choke with 2,366 psi flowing casing pressure.  The Everett Weese #1415 was drilled and cased to an average true vertical depth of 6,377 feet with a 6,520 foot horizontal lateral, and successfully fraced with 32 stages. This well tested at a peak rate of 15,230 MMcfe of natural gas per day (approximately 17% condensate and approximately 19% NGL) on an adjustable choke with a 2,364 psi flowing casing pressure. All of the completed wells on the Company’s two Weese Pads are now on production and flowing to sales.

* * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 23, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer